UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2011

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2900 Potshop Lane, Suite 100
East Norriton, PA 19403
(610) 292-8364
 (Address of principal executive offices, with zip code)

(610) 292-8364
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2011, Tengion, Inc. (‘Tengion” or the “Company”) announced a restructuring plan (the “Restructuring”), which is designed to fund the Company's lead development programs through key milestones in 2012 while reducing the Company's anticipated cash utilization.  In connection with the Restructuring, Mark Stejbach, Chief Commercial Officer and Vice President and Sunita Sheth, MD, Chief Medical Officer and Vice President Clinical and Regulatory Affairs, will be leaving the Company effective December 31, 2011.  In connection with the termination of their employment, each of Mr. Stejbach and Dr. Sheth will receive, upon execution of a Severance Agreement and Release of Claims (the “Severance Agreement”), severance in the form of nine (9) months salary continuation, continuation of healthcare benefits for the same period of time and payment of their respective 2011 target annual bonus.  Mr. Stejbach’s monthly salary is equal to $24,430 and his 2011 target annual bonus is $102,607.  Dr. Sheth’s monthly salary is equal to $25,750 and her 2011 target annual bonus is $108,150.  The Severance Agreement also provides that each of Mr. Stejbach and Dr. Sheth shall be entitled to the benefits under the Company's Change in Control Payment Plan in the event a qualifying change in control of the Company occurs or is announced on or before March 31, 2012. A copy of the Severance Agreement is filed herewith as exhibit 10.1 and incorporated herein by reference.

As of December 31, 2011, all unvested stock options held by Mr. Stejbach and Dr. Sheth will be terminated and forfeited and they shall each have one (1) year in which to exercise any vested stock options.  Additionally, 25% of the unvested restricted stock awards, held by Mr. Stejbach and Dr. Sheth, amounting to 6,667 vested shares for each of them, will vest in accordance with the terms of such award on February 1, 2012.  The remaining unvested shares of restricted stock will be forfeited.

Item 9.01. Financial Statements and Exhibits

   (b) Exhibits.

10.1 Form of Severance Agreement and Release of Claims by and between the Company and each of Mark Stejbach and Sunita Sheth, MD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: November 23, 2011	By:	/s/ Joseph W. La Barge
Joseph W. La Barge
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Severance Agreement and Release of Claims by and between the Company and each of Mark Stejbach and Sunita Sheth, MD